Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Discovery Holding Company:
We consent to the incorporation by reference in the following registration statements of Discovery Holding Company of our reports, which as it relates to the financial statements of Discovery Communications Holding, LLC (a 66 2/3 percent and 50 percent owned investee company as of December 31, 2007 and 2006, respectively) is based solely on the report of other auditors, dated February 14, 2008, with respect to the consolidated balance sheets of Discovery Holding Company as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive earnings (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Discovery Holding Company.

Form	Registration Statement	Description
S-8	333-127715	2005 Incentive Plan
S-8	333-127712	Transitional Stock Adjustment Plan
S-8	333-127713	2005 Nonemployee Director Incentive Plan
(signed) KPMG LLP
Denver, Colorado
February 14, 2008